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                                                                    EXHIBIT 23.1

                             ACCOUNTANTS' CONSENT

We consent to the use of our reports with respect to the: (1) the consolidated balance sheets of Master Graphics, Inc. as of June 30, 1996 and 1997, and December 31, 1997 and the related consolidated statements of operations, shareholder's equity and cash flows for each of the years in the two-year period ended June 30, 1997 and the six-month period ended December 31,1997; (2) the balance sheets of Lithograph Printing Company of Memphis as of December 31,1995 and 1996, and June 19, 1997 and the related statements of income, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1996 and the period from January 1, 1997 through June 19, 1997; (3) the balance sheet of Blackwell Lithographers, Inc. as of June 19, 1997 and the related statements of operations, stockholders' equity and cash flows for the period from January 1, 1997 through June 19, 1997; (4) the balance sheets of The Argus Press, Inc. as of December 31, 1996 and September 22, 1997 and the related statements of operations, stockholders' equity and cash flows for the year ended December 31,1996 and the period from January 1, 1997 through September 22, 1997;
(5) the balance sheet of Phoenix Communications, Inc. as of December 16, 1997 and the related statements of operations, stockholders' equity and cash flows for the period from February 1, 1997 through December 16, 1997; (6) the balance sheet of Jones Printing Co. as of December 16, 1997 and the related statements of operations, stockholders' equity and cash flows for the period from January 1, 1997 through December 16, 1997; and (7) the balance sheets of Hederman Brothers, Inc. as of December 31, 1996 and 1997 and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, all included herein, and to the references to our firm under the heading of "Experts" in the Prospectus.



                                   KPMG Peat Marwick LLP


Memphis, Tennessee
April 8, 1998